DocuSign Envelope ID: CAC664B5-1FF0-45DE-8483-C7B718F3A856

Exhibit 10.36

FIRST AMENDMENT

TO THE LICENSE AGREEMENT

DATED OCTOBER 1srn, 2015

BETWEEN THE CURATORS OF THE UNIVERSITY OF MISSOURI

AND SOLID GT, LLC

This FIRST AMENDMENT to the License Agreement dated October 15th, 2015 ("ORIGINAL LICENSE AGREEMENT") is made the date of last signature ("FIRST AMENDMENT EFFECTIVE DATE") by and between THE CURATORS OF THE UNIVERSITY

OF MISSOURI, a public corporation of the State of Missouri having an office at Technology Advancement Office, Mizzou North, Room 706, 115 Business Loop 70 W, Columbia, MO 65211 ("UNIVERSITY") and SOLID BIOSCIENCES INC. (f/k/a SOLID, GT, LLC) having offices at 141 Portland Street, 5th Floor, Cambridge, MA 02139 ("LICENSEE"). UNIVERSITY and LICENSEE may sometimes be referred to herein as a "PARTY" or "PARTIES" as the case may be.

WHEREAS, the PARTIES acknowledge that LICENSEE has sublicensed certain rights to the PATENT RIGHTS to Ultragenyx Pharmaceutical Inc. ("UG") pursuant to a collaboration and licensing agreement and related stock purchase agreement in which UG purchased forty million dollars of LICENSEE common stock at a 33% premium to the volume weighted average price of the LICENSEE'S common stock for the ten (10) trading days prior to the date of sale (the "UG AGREEMENTS"); and

WHEREAS, LICENSEE is and UNIVERSITY are desirous of amending certain terms of the ORIGINAL LICENSE AGREEMENT in light of the UG AGREEMENTS;

NOW, THEREFORE, in consideration of the foregoing premises and the covenants, representations and warranties contained herein, the PARTIES agree to amend the ORIGINAL LICENSE AGREEMENT as follows:

1.	Definitions. For all purposes of this FIRST AMENDMENT, all capitalized terms used herein shall have the meanings attributed to them by the ORIGINAL LICENSE AGREEMENT unless otherwise amended herein.

Section 1.03 (Licensed Product) is amended by adding the following to the end of the section: For the purposes of ULTRAGENYX PRODUCT, "LICENSED PRODUCT" means:

(a)Any product, apparatus, kit, composition, or component thereof (i) whose use, sale, offer for sale, or importation of which is covered, in whole or in part, by any VALID CLAIM contained in the PATENT RIGHTS or (ii) which is made by any method, procedure, process, or step which is covered, in whole or in part, by any VALID CLAIM contained in the PATENT RIGHTS; or

(b)An isolated synthetic nucleic acid molecule comprising a synthetic mini-dystrophin or micro-dystrophin gene encoding a synthetic, non-full-length, dystrophin protein that is able to restore nNOS to the sarcolemma, wherein the non-full-length dystrophin protein comprises, from the N terminus to the C terminus:

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1.	the N-terminal domain of the dystrophin protein or a modified N-terminal domain of the dystrophin protein,
11.	at least two repeats of the mid-rod domain of the dystrophin protein, wherein said at least two repeats comprise R16 and Rl 7,
111.	at least 2 hinge regions of the dystrophin protein, whereas said at least two hinge regions comprise HI and H4, and
1v.	the cysteine-rich domain of the dystrophin protein;

wherein the mini- or micro-dystrophin gene is between 5 kb to about 8 kb in length or less than 5 kb in length, respectively.

2.	New Section 1.12 shall be added as follows:

"REGULATORY EXCLUSIVITY" means, with respect to an ULTRAGENYX PRODUCT in a country, any data exclusivity rights, market exclusivity rights, or other exclusive right, other than a patent, granted, conferred or afforded by any regulatory authority in such country or otherwise under applicable law with respect to such ULTRAGENYX PRODUCT in such country, which either confers exclusive marketing rights with respect to a product or prevents another party or the applicable regulatory authority from using or otherwise relying on the data supporting the approval of the marketing approval for a product without the prior written authorization of the marketing approval holder, as applicable, such as new chemical entity exclusivity, exclusivity associated with new clinical trials necessary for approval of a change to the label (e.g., new Indication or use), orphan drug exclusivity, non-patent-related pediatric exclusivity, or any other applicable marketing or data exclusivity, including any such periods under national implementations in the EU of Article 10 of Directive 2001/83/EC, Article 14(11) of Parliament and Council Regulation (EC) No 26/2004, Parliament and Council Regulation (EC) No 141/2000 on orphan medicines, Parliament and Council Regulation (EC) No 1901/2006 on medicinal products for pediatric use and all international equivalents.

3.	New Section 1.13 shall be added as follows:

"ULTRAGENYX ROYALTY TERM" means, on an ULTRAGENYX PRODUCT-by ULTRAGENYX PRODUCT and country-by-country basis, the period commencing on the date of the first commercial sale of such ULTRAGENYX PRODUCT in such country and ending upon the latest of: (a) the tenth (10th) anniversary of the first commercial sale of such ULTRAGENYX PRODUCT in such country; (b) the date on which the exploitation of such ULTRAGENYX PRODUCT in the country of sale is no longer covered by a VALID CLAIM of the PATENT RIGHTS; or (c) expiration of all forms of REGULATORY EXCLUSIVITY in such country with respect to such ULTRAGENYX PRODUCT.

4.	New Section 1.14 shall be added as follows:

"ULTRAGENYX PRODUCT" means any LICENSED PRODUCT commercialized by Ultragenyx Pharmaceutical Inc., its affiliates or permitted sublicensees pursuant to the Collaboration and License Agreement, dated October 22, 2020, by and between Ultragenyx Pharmaceutical Inc. and LICENSEE.

5.	Section 3.0l(c) (Running Royalty/Earned Royalty) is amended and replaced in its entirety to read as follows:

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(c) Running Royalty/ Earned Royalty. LICENSEE shall pay UNIVERSITY a running royalty equal to Three percent (3.0%) of NET SALES (hereinafter "SALES ROYALTY") for LICENSED PRODUCTS SOLD by LICENSEE or SUBLICENSEES. A SALES ROYALTY accrues when LICENSED PRODUCTS are invoiced or shipped, whichever occurs first.

LICENSEE shall pay SALES ROYALTIES to UNIVERSITY on an  ULTRAGENYX PRODUCT-by-ULTRAGENYX PRODUCT, and a country-by-country basis during the ULTRAGENYX ROYALTY TERM for such ULTRAGENYX PRODUCT in such country. For clarity, other than with respect to SALES ROYALTIES payable on ULTRAGENYX PRODUCTS during the applicable ULTRAGENYX ROYALTY TERM, LICENSEE's obligation to make SALES ROYALTY payments to UNIVERSITY for LICENSED PRODUCTS SOLD   which are not ULTRAGENYX PRODUCTS by LICENSEE or SUBLICENSEES shall not apply to any product that is not covered by any VALID CLAIM contained in the PATENT RIGHTS.

If LICENSEE or SUBLICENSEE is required to pay royalties to one or more third parties in consideration of a license or similar right in order to make, use, or sell LICENSED PRODUCTS, LICENSEE shall be entitled to credit up to fifty percent (50%) of the amounts actually paid by LICENSEE or SUBLICENSEE to such third parties against the royalties due to UNIVERSITY under this AGREEMENT in the same ROYALTY PERIOD; provided, however, that in no event will the royalties due to UNIVERSITY, when aggregated with any other offsets and credits allowed under this AGREEMENT, be less than fifty percent (50%) of the SALES ROYALTY on NET SALES, as defined above, in any REPORTING PERIOD. For clarity, the maximum adjusted royalty in Section 3.0l(c) are one and one half percent (1.5%).

If during any period within the applicable ULTRAGENYX ROYALTY TERM for a country,

(a) no VALID CLAIM in the PATENT RIGHTS covers (i) the use, sale, offer for sale, or importation of such ULTRAGENYX PRODUCT or (ii) any method, procedure, process or step used in the making of such ULTRAGENYX PRODUCT, in each case ((i) and (ii)) in such country and all forms of REGULATORY EXCLUSIVITY with respect to such ULTRAGENYX PRODUCT in such country have expired, then the SALES ROYALTY applied to NET  SALES of such UL TRAQENYX  PRODUCT in such country will be reduced by fifty percent (50%) for purposes of calculating the SALES ROYALTY owed under this Section 3.0l(c) for the remainder of the ULTRAGENYX ROYALTY TERM for such ULTRAGENYX PRODUCT in such country, or (b) no VALID CLAIM in the PATENT RIGHTS covers (i) the use, sale, offer for sale, or importation of such ULTRAGENYX PRODUCT or (ii) any method, procedure, process or step used in the making of such ULTRAGENYX PRODUCT, in each case ((i) and (ii)) in such country but REGULATORY EXCLUSIVITY has not expired with respect to such ULTRAGENYX PRODUCT in such country, then the royalty rate applied to NET SALES of such ULTRAGENYX PRODUCT in such country will be reduced by twenty-five percent (25%) for purposes of calculating the SALES ROYALTY owed under this Section 3.0l(c) until the sooner of clause (a) of this paragraph applies or the remainder of the ULTRAGENYX ROYALTY TERM for such ULTRAGENYX PRODUCT in such country.

LICENSEE or its SUBLICENSEE(S) (as applicable) will promptly notify UNIVERSITY should a compulsory license be granted, or be the subject of a possible grant, by LICENSEE or a SUBLICENSEE to a third party under the applicable laws, rules, regulations, guidelines, or other directives of any governmental or supranational agency in the LICENSED TERRITORY under the PATENT RIGHTS, and the total amount payable under this Section 3.01(c) with respect to the SALES ROYALTY in such country will be adjusted to match any lower amount such third party may be allowed to pay solely with respect to the NET SALES of such LICENSED PRODUCT in such country, but not any other countries.

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6.	Section 3.0l(e) (Milestone Payments) is amended and replaced in its entirety to read as follows:

(e) Milestone Payments. LICENSEE shall pay UNIVERSITY a milestone payment fee in accordance with the following schedule for each LICENSED PRODUCT developed.

Event	Amount
IND Open (FDA letter- clear to proceed)	$10,000
First patient dosed in a combined Phase 11/111 Clinical Trial	$25,000
BLA or MAA filed	$400,000
First Product launch in US or EU	$1,500,000

For the sake of clarity, whether (i) separate Phase II and Phase III clinical trials are performed or (ii) a combined Phase 11/111 clinical trial is performed, in each case using LICENSED PRODUCT, LICENSEE will owe twenty-five thousand dollars ($25,000) solely following the first patient dosed in the first such clinical trial for such LICENSED PRODUCT.

Milestone fees are non-refundable. Royalty payments in a given license year shall not be creditable against any milestone fees.

7.	Section 3.02(b) (Other Sublicensee Payments) is amended and replaced in its entirety to read as follows:

(b)Other Sublicensee Payments.

i.General. In consideration of rights granted by UNIVERSITY to LICENSEE under this AGREEMENT, in addition to the sublicensee earned royalty of Section 3.02(a), LICENSEE further agrees to pay UNIVERSITY a specified portion of other revenue or consideration (other than in respect of the EQUITY PREMIUM CONSIDERATION (as defined below)) received from any SUBLICENSEE as consideration for the sublicense of PATENT RIGHTS to SUBLICENSEES as per the following schedule.

Event	Specified Portion
Until and inclusive of IND, or equivalent in Europe, filed	50%
After IND, or equivalent filed, and until BLA or equivalent filed	20%
after BLA or equivalent filed	10%

Such revenue or other consideration attributable to the SUBLICENSE of PATENT RIGHTS ("SUBLICENSE REVENUE") shall include, but not be limited to, all option fees, license issue fees (up-front payments), license maintenance fees, milestone payments, payments for equity in excess of fair market value, joint marketing fees and research and development funding in excess of LICENSEE's cost of performing such research and development (other than the earned royalty specified in Section 3.02(a)). In the event that LICENSEE agrees to receive only equity at fair market value from the SUBLICENSEE for development rights and as payment for all milestone events per agreement between LICENSEE and SUBLICENSEE, UNIVERSITY is entitled to a portion of that equity equal to the specified portion percentage for sublicenses listed above or may opt to receive a cash equivalent based on the estimated fair market value at time agreement is signed. For clarity, SUBLICENSE REVENUE shall not include (1) research and development funding provided to LICENSEE by SUBLICENSEE, (2) payments made as consideration for the issuance of equity or debt securities of LICENSEE at

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fair market value; provided that, if a SUBLICENSEE pays more than fair market value for equity or debt securities, only the portion in excess of fair market value shall be considered revenue, and (3) payments received from SUBLICENSEE and applied to reimburse LICENSEE for any out-of-pocket expenses related to the filing, prosecution, protection, defense and maintenance of patents and patent applications.

In addition, for each LICENSED PRODUCT developed, if LICENSEE receives from a SUBLICENSEE under any sublicense & a payment that constitutes SUBLICENSE REVENUE and which payment is directly attributable to the occurrence of a milestone or event substantially equivalent to a milestone triggering a payment under Section 3.0 l (e), and LICENSEE has paid to UNIVERSITY the corresponding Specified Portion of the amount of SUBLICENSE REVENUE that is attributable to such payment as set forth in Section 3.02(b), then such payment to UNIVERSITY from LICENSEE shall be fully creditable against the milestone payment owing from LICENSEE to UNIVERSITY under Section 3.0l(e) for that applicable milestone.

ii.Exception. LICENSEE represents and warrants that as of the FIRST AMENDMENT EFFECTIVE DATE, LICENSEE has filed an IND such that the Specified Portion is twenty percent (20%). Solely in connection with the two million dollars in SUBLICENSE REVENUE due to  be   paid   by  LICENSEE   to   UNIVERSITY   associated   with  the  20%  of the 33% premium paid by UG to LICENSEE as part of the forty million dollar investment under the UG AGREEMENTS (such SUBLICENSEE REVENUE, the "EQUITY PREMIUM CONSIDERATION"), LICENSEE shall instead pay to UNIVERSITY the following amounts per the following schedule:

Event	Amount Due
By January 31, 2021	$750,000
Earliest occurrence of: (a)By January 31, 2022; or (b)Closing of the first public offering (other than sales made in an "at the market offering" as defined in Rule 415 promulgated under the Securities Act of 1933) of LICENSEE's equity securities resulting in gross proceeds to LICENSEE of	$1,300,000

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$50,000,000 or greater following the execution of the UG AGREEMENTS

(c) First patient dosed by UG, its affiliates or sublicensees in a Phase II or combined Phase II/III Clinical Trial using a LICENSED PRODUCT developed by UG, its affiliates or sublicensees pursuant to the UG Agreements.

All other SUBLICENSE REVENUE payments to UNIVERISTY set forth in Section 3.02(b)(i) remain unchanged.

8.	Section 10.01 (Term) is amended and replaced in its entirety to read as follows:

Term. This AGREEMENT shall become effective upon the EFFECTIVE DATE and, unless sooner terminated in accordance with any of the provisions herein, shall remain in full force in the LICENSED TERRITORY until the expiration of the ULTRAGENYX ROYALTY TERM.

9.

LICENSEE certifies that it, and any company affiliated with it, does not boycott Israel and will not boycott Israel during the term of the ORIGINAL LICENSE AGREEMENT. In this paragraph, the terms "company" and "boycott Israel" shall have the meanings described in Section 34.600 of the Missouri Revised Statutes.

10.

All other terms and conditions of the ORIGINAL LICENSE AGREEMENT are hereby ratified and reaffirmed and continue in full force and effect. This FIRST AMENDMENT does not act to change any other provisions or alter the timing of any other payments or diligence items due in the ORIGINAL LICENSE AGREEMENT except as expressly provided herein.

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DocuSign Envelope ID: CAC664B5-1FF0-45DE-8483-C7B718F3A856

IN WITNESS WHEREOF, the PARTIES hereto have executed this FIRST AMENDMENT by their duly authorized officers or representatives.

THE CURATORS OF THE UNIVERSITY OF MISSOURI		LICENSEE

BY:	Lisa Lorenzen	BY:	Joel Schneider
NAME:	Lisa Lorenzen, PhD	NAME:	Joel Schneider, PhD
TITLE:	Assistant Vice Chancellor, TAO	TITLE:	Chief Technology Officer
DATE	1/27/2021	DATE	1/27/2021